UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 1, 2008

Date of Report (Date of earliest event reported)

Harrah’s Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

1.	Indenture and Senior Notes due 2016 and Senior Toggle Notes due 2018

On February 1, 2008, Harrah’s Operating Company, Inc. (the “Company”) issued $4,932,417,000 aggregate principal amount of 10.5% senior cash pay notes due 2016 (the “senior cash pay notes”) and $1,402,583,000 aggregate principal amount of 10.5%/11.5% senior toggle notes due 2018 (the “senior toggle notes” and, together with the senior cash pay notes, the “notes”), which mature on February 1, 2016 and February 1, 2018, respectively, pursuant to an indenture, dated February 1, 2008, between the Company, the Guarantors (as defined therein) and U.S. Bank National Association, as trustee (the “Indenture”). The notes are guaranteed by Harrah’s Entertainment, Inc. and each wholly owned domestic subsidiary of the Company that pledges its assets to secure the Company’s new senior secured credit facilities.

The Company will pay interest on the senior cash pay notes in cash at a rate per annum, semiannually on interest payment dates as provided in the Indenture. The Company will pay interest on the senior toggle notes for the initial interest period, in cash. For any interest period thereafter through February 1, 2013, the Company may elect to pay interest on the senior toggle notes entirely in cash (“cash interest”), by increasing the principal amount of the senior toggle notes or issuing new toggle notes (“PIK interest”) for the entire amount of the interest payment or by paying interest on half of the principal amount of the senior toggle notes in cash interest and half in PIK interest. Cash interest will accrue at a rate of 10.75% per annum and PIK interest will accrue at a rate of 11.50% per annum. After February 1, 2013, the Company must pay all interest on the senior toggle notes in cash. Interest on the notes is payable on February 1 and August 1 of each year, commencing on August 1, 2008.

The Company may redeem the notes, in whole or part, at any time prior to February 1, 2012 with respect to the senior cash pay notes, and February 1, 2013, with respect to the senior toggle notes at a price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest to the redemption date and a “make-whole premium.” The Company may redeem the notes, in whole or in part, on or after February 1, 2012 with respect to the senior cash pay notes, and February 1, 2013, with respect to the senior toggle notes at the redemption prices set forth in the Indenture. At any time (which may be more than once) before February 1, 2011, the Company may choose to redeem up to 35% of the principal amount of each of the senior cash pay notes and the senior toggle notes at a redemption price equal to 110.75% of the face amount thereof with the net proceeds of one or more equity offerings so long as at least 50% of the aggregate principal amount of the notes at maturity issued of the applicable series remains outstanding afterwards.

The Indenture contains covenants that limit the Company’s ability and the ability of Company’s restricted subsidiaries to, among other things: incur additional debt or issue certain preferred shares; pay dividends on or make other distributions in respect of its capital stock or make other restricted payments; make certain investments; sell certain assets; with respect to the Company only, engage in any business or own any material assets other than all of the equity interest of the Company so long as certain investors hold a majority of the notes; create or permit to exist dividend and/or payment restrictions affecting its restricted subsidiaries; create liens on certain assets to secure debt; consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; enter into certain transactions with its affiliates; and designate its subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important limitations and exceptions. The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding notes to be due and payable immediately.

2.	Registration Rights Agreement

On February 1, 2008, the Company entered into a registration rights agreement with Citigroup Global Markets Inc., Banc of America Securities LLC, Credit Suisse Securities (USA), LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives (the “Representatives”) of Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co., Inc., Goldman, Sachs & Co., Morgan Stanley & Co. (the “Initial Purchasers”) in connection with the notes, pursuant to the Indenture (as described above).

Subject to the terms of the Registration Rights Agreement, the Company will use its commercially reasonable efforts to register with the SEC exchange notes having substantially identical terms as the notes described above and to exchange freely tradable exchange notes for notes described above within 365 days after the issue date of the notes described above (the “effectiveness target date”). The Company will use its commercially reasonable efforts to cause each exchange offer to be completed or, if required, to have one or more shelf registration statements declared effective, within 30 business days after the effectiveness target date.

If the Company fails to meet these targets (a “registration default”), the annual interest rate on the applicable series of notes will increase by 0.25%. The annual interest rate on the notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per year over the applicable interest rate, which is 10.75% for the cash pay notes and 10.75%/11.5% for the senior toggle notes. If the registration default is corrected, the applicable interest rate of such notes will revert to the original level. If the Company must pay additional interest, it will pay the additional interest to the Representatives of the Initial Purchasers on the same dates that it makes other interest payments on the notes, until the registration default is corrected.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Indenture, dated as of February 1, 2008 (the “Indenture”), by and among Harrah’s Operating Company, Inc., the Guarantors (as defined therein) and U.S. Bank National Association, as trustee.

10.2	Registration Rights Agreement, dated as of February 1, 2008 (the “Registration Rights Agreement”), by and among Harrah’s Operating Company, Inc., the Guarantors (as defined therein), Citigroup Global Markets Inc., Banc of America Securities LLC, Credit Suisse Securities (USA), LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives (the “Representatives”) of Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co., Inc., Goldman, Sachs & Co., Morgan Stanley & Co. (the “Initial Purchasers”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date: February 1, 2008	By:	/s/ MICHAEL D. COHEN
Michael D. Cohen
Vice President, Associate General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Indenture, dated as of February 1, 2008 (the “Indenture”), by and among Harrah’s Operating Company, Inc., the Guarantors (as defined therein) and U.S. Bank National Association, as trustee.

10.2	Registration Rights Agreement, dated as of February 1, 2008 (the “Registration Rights Agreement”), by and among Harrah’s Operating Company, Inc., the Guarantors (as defined therein), Citigroup Global Markets Inc., Banc of America Securities LLC, Credit Suisse Securities (USA), LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives (the “Representatives”) of Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co., Inc., Goldman, Sachs & Co., Morgan Stanley & Co. (the “Initial Purchasers”).